EXHIBIT 99.2

PRESS RELEASE

ESCALADE ANNOUNCES REPLENISHMENT OF STOCK BUYBACK PROGRAM

Wabash, IN (February 24, 2005) -- Escalade, Incorporated (NASDAQ: ESCA) announced that it has increased the amount available for purchasing its own stock to $3,000,000 effective immediately. In February 2003, the Board had authorized up to $3,000,000 for stock repurchases of which $2,164,192 had been used.

C. W. (Bill) Reed, President and CEO stated that "The Company continues to look for opportunities to enhance shareholder value. Buying shares when the market appears to undervalue them is just one way we intend to do that." The Company announced that it would look for stock acquisition opportunities on the open market as well as in private negotiated transactions.

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide by better resellers.

For more information on Escalade, Inc., please visit our website at www.EscaladeInc.com or contact Terry Frandsen, VP Finance at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.

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